Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference, in the Registration Statement (Form S-8 No. ) pertaining to the Midway Airlines Corporation Executive Officers Stock Option Agreements and the Midway Airlines Corporation 1997 Stock Option Plan, of our report dated February 10, 1998, with respect to the financial statements and schedules of the Midway Airlines Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

Raleigh, North Carolina
May 1, 1998










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